FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Documentum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4261421

(State of incorporation or organization)	(IRS Employer Identification No.)

6801 Koll Center Parkway, Pleasanton, California 94566-7047
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Stock Purchase Rights

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
ITEM 2. EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 3.3
EXHIBIT 4.2

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

     On February 3, 1999, Documentum, Inc., a Delaware corporation, (the “Company”) and BankBoston, N.A. executed a Rights Agreement (the “Rights Agreement”). A general description of the principal terms of the Rights Agreement can be found in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on February 19, 1999, with a copy of the Rights Agreement attached as Exhibit 99.2 thereto, and is incorporated by reference herein.

     On October 13, 2003, the Company and the Equiserve Trust Company, N.A. (as successor and interest to BankBoston, N.A., the “Rights Agent”) executed a First Amendment to the Rights Agreement, which renders the Rights inapplicable to the transactions contemplated by the Agreement and Plan of Merger dated October 13, 2003, by and among the Company, EMC Corporation, a Massachusetts corporation, and Elite Merger Corporation, a Delaware corporation. Section 27 of the Rights Agreement provides that prior to the Distribution Date, the Company may supplement or amend the Rights Agreement without the approval of any holders of the Rights. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Rights Agreement.

ITEM 2. EXHIBITS

(1) 3.1	Registrant’s Amended and Restated Certificate of Incorporation.

(2) 3.2	Registrant’s Amendment to Amended and Restated Certificate of Incorporation.

3.3	Registrant’s Amended and Restated Bylaws as of September 10, 2003.

(3) 4.1	Rights Agreement dated as of February 3, 1999 between the Registrant and BankBoston, N.A.

4.2	First Amendment to the Rights Agreement dated October 13, 2003 between the Registrant and Equiserve Trust Company, N.A. (as successor and interest to BankBoston, N.A.).

(3) 4.3	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock.

(3) 4.4	Form of Rights Certificate.

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (No. 333-01832) and incorporated herein by reference.

(2)	Filed as an exhibit to Registrant’s Registration Statement on Form S-3 (No. 333-59331) and incorporated herein by reference.

(3)	Filed as an exhibit to Registrant’s current report on Form 8-K dated February 19, 1999 and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DOCUMENTUM, INC.

Date: October 20, 2003

By	/s/ Sayed M. Darwish

Sayed M. Darwish Vice President, General Counsel and Secretary

DOCUMENTUM, INC.

Registration Statement on Form 8-A

INDEX TO EXHIBITS

Exhibit No.	Description

3.1 (1)	Registrant’s Amended and Restated Certificate of Incorporation

3.2 (2)	Registrant’s Amendment to Amended and Restated Certificate of Incorporation

3.3	Registrant’s Amended and Restated Bylaws as of September 10, 2003

4.1 (3)	Rights Agreement dated as of February 3, 1999 between the Registrant and BankBoston, N.A

4.2	First Amendment to the Rights Agreement dated October 13, 2003 between the Registrant and Equiserve Trust Company, N.A. (as successor and interest to BankBoston, N.A.).

4.3 (3)	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock

4.4 (3)	Form of Rights Certificate

(1)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8 (No. 333-01832) and incorporated herein by reference.

(2)	Filed as an exhibit to Registrant’s Registration Statement on Form S-3 (No. 333-59331) and incorporated herein by reference.

(3)	Filed as an exhibit to Registrant’s current report on Form 8-K dated February 19, 1999 and incorporated herein by reference.